Exhibit 6.4

                                STANDARD LEASE

      This Lease ("Lease") is made and entered into as of the 6th day of July 1999, by and between Wiles Road Business Center, Ltd. ("Landlord"), having an office at 2240 Woolbright Road, Suite 300, Boynton Beach, Florida 33426 and Integrated Merchant Service, Inc. ("Tenant"). (If more than one person and/or entity shall be named herein as Tenant, their liability under this Lease shall be joint and several).

      For and in consideration of the mutual covenants herein contained, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, certain premises which are situated within the Wiles Road Business Center ("Building"), and which are more particularly described as follows 1133 Wiles Road, Coral Springs, Broward County, Florida 33065 ("Premises"). The Premises are accepted by Tenant for all purposes. As Is, Where Is. Tenant and Landlord hereby stipulate and agree for all purposes that the Premises consist of approximately 2,033 Rentable Square Feet including a portion of the Common Areas of the Building as reasonably determined by Landlord.

      The use and occupancy by Tenant of the Premises shall include the use in common with other Building Tenants of the "Common Areas", which shall include but not be limited to, Building lobbies, hallways, bathroom facilities, stairwells, elevators, loading facilities, sidewalks, landscaped and vacant areas, and such other areas as reasonably determined by Landlord.

      1. TERM. The term of this Lease shall be 24 Months , commencing on the 1st day of December, 1999 or upon notice by Landlord to Tenant that the Premises are substantially ready for occupancy ("Commencement Date") and ending 24 Months after Commencement Date ("Term").

      Landlord shall use its best efforts to tender possession of the Premises to Tenant at the commencement of the Lease Term. Landlord shall not be subject to any liability for any failure to tender possession of the Premises to Tenant, provided that such failure occurred as a consequence of any circumstance or cause beyond Landlord's reasonable control, including but not limited to any Act of God or the failure of a prior tenant to vacate all or any portion of the Premises.

      2. GROSS RENT. For the first year of the Term (12 months' occupancy), Tenant shall pay to Landlord Twenty Six Thousand Four Hundred Twenty Nine and 00/100 Dollars ($26,429.00) as gross rent ($13.00 per rentable square foot) for the Premises (the "Annual Gross Rent"), due and payable on the first day of each calendar month (first month's Rent and Security Deposit due upon Tenants' execution of this Lease) during the first year of the Term at Two Thousand Two Hundred Two and 42/100 Dollars ($2,202.42 ) per month ("Monthly Rent") together with any and all applicable sales and other taxes now or later enacted. Tenant covenants to pay without notice, deduction, set-off or
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abatement to Landlord the Gross Rent. All sums due and payable by Tenant to
Landlord under the terms and provisions of this Lease shall constitute "Additional Rent" under this Lease. All checks or negotiable drafts for Monthly Rent and any Additional Rent are to be made payable to the order of Landlord and mailed or hand delivered to Landlord's office or to any other office so designated by Landlord. If the Commencement Date is not on the first day of a calendar month, the first payment due and payable shall include a per diem proration payment for such partial calendar month together with Monthly Rent for the month next following the Commencement Date.

      Commencing in the second (2nd) Lease Year (after 12 months of occupancy), and each Lease Year thereafter, the Annual Gross Rent shall escalate on the basis of five percent (5%) over the previous Lease Year's Annual Gross Rent plus applicable sales and other taxes thereon, now existing or later enacted. However, if the amount of Real Estate Taxes, Utilities (total of electricity, water, garbage removal) or Insurance increase in excess of 5% during any calendar year of this Lease over the previous calendar year, Tenant will be charged its proportionate share of such increase over 5%. Tenant's share of such increased costs shall be determined by multiplying the increase over 5% by a fraction, the numerator of which shall be the square footage of the Tenant's Premises and the denominator of which shall be the total leased space of the Building as reasonably determined by Landlord. For years where occupancy is less than a calendar year, Tenant's proportionate share, if any, will be prorated accordingly.

      3. SECURITY DEPOSIT. Tenant shall deposit with Landlord the sum of Two Thousand Four Fifty One and 29/100 Dollars ($2,451.29) ("Security Deposit") upon execution of this Lease. This sum shall be retained by Landlord as security for the payment by Tenant of the Annual Gross Rent and other sums payable by Tenant under this Lease ("Additional Rent") and for the faithful performance by Tenant of all the other terms, covenants and conditions of this Lease. Tenant has $2,148.20 security deposit on file with Landlord. Balance of $303.09 due upon execution of this Lease Agreement.

It is understood that the Security Deposit is not to be considered as the last month's rent. However, Landlord, at Landlord's option may, at any time, apply the Security Deposit or any part thereof toward the payment of the Annual Gross Rent and/or Additional Rent toward the performance of Tenant's obligations under this Lease. Landlord may, but is not obligated to, apply a portion of the Deposit to cure any default hereunder, and Tenant shall pay on demand the amount necessary to restore the Deposit in full. The Security Deposit shall not constitute liquidated damages. Landlord shall return the unused portion of the Security Deposit to Tenant within thirty (30) days after the expiration of the Term if Tenant is not breach of this Lease, but not otherwise. If the Security Deposit is insufficient to cover Landlord's actual damages, Tenant shall pay on demand to Landlord an amount sufficient to fully compensate Landlord for Tenant's breach. Landlord may (but is not obligated to) exhaust any and all rights and remedies against Tenant before resorting to the Security


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Deposit. Landlord shall not be required to pay Tenant any interest on the
Security Deposit nor hold same in a separate account. If Landlord sells the Building, Landlord shall deliver the Security Deposit or the unapplied portion thereof to the new owner. Tenant agrees that if Landlord turns over the Security Deposit or the unapplied portion thereof to the new owner, Tenant shall look to the new owner only and not to Landlord for its return upon expiration of the Term. If Tenant assigns this Lease, the Security Deposit shall remain with Landlord for the benefit of the Tenant and shall be returned to such Tenant upon the same conditions as would have entitled Tenant to its return. No mortgagee of the Building will be liable for the return of any portion of the Security Deposit, except to the extent actually received by such mortgagee.

      4. CONDITION OF PREMISES. Tenant shall accept the Premises "AS IS", in the condition the Premises are in at the commencement of the Term. Tenant acknowledges that Tenant has inspected and knows the condition of the Premises and acknowledges to Landlord that the Premises are in good order and repair as of the date the Term commences. No promise of Landlord to alter, remodel or improve the Premises or the Building and no representation respecting the condition of the Premises of the Building has been made by Landlord to Tenant other than as may be specifically contained in this Lease.

      5. LATE CHARGES. If Monthly Rent or any Additional Rent is not received by Landlord within 10 days of the due date, including any prior amounts remaining unpaid (without in any way implying Landlord's consent to such late payment), Tenant shall, in addition, pay a late charge equal to five percent (5%) of the total amount not timely paid. Non receipt of monthly rent statement by Tenant shall not be an acceptable reason for late rent payments since monthly rent statements may be sent to Tenant merely as a reminder of Monthly Rent and Additional Rent due. If Tenant shall pay Monthly Rent or any Additional Rent with a check or bank draft which is returned unpaid or uncollected, Tenant shall pay to Landlord, in addition to the total amount due and to a 5% late charge, a Fifty Dollar ($50.00) processing fee for each such check or bank draft. In the event that two or more of Tenant's checks or bank drafts are returned unpaid or uncollected during the Term, Landlord may require, as a condition of Tenant continuing its tenancy hereunder, that all subsequent payments of Monthly Rent and Additional Rent be in the form of cash, cashier's checks or money orders. In addition, Tenant shall reimburse Landlord upon demand for all reasonable costs incurred by Landlord in the enforcement of any of the provisions of this Lease and/or the collection of any sums due to Landlord under this Lease including, without limitation, collection agency fees and attorneys' fees through all appellate actions and proceedings, if any.

      6. HOLDING OVER. If Tenant retains possession of the Premises, or any part thereof, beyond the end of the Term, Tenant shall pay to Landlord an amount equal to double the Monthly Rent plus double any Additional Rent for the time Tenant thus remains in possession. In addition thereto, Tenant shall pay Landlord for all damages,


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consequential as well as direct, sustained by reason by Tenant's retention of possession. If Tenant remains in possession of the Premises, or any part thereof, after the end of the Term, such holding over, at the election of Landlord, shall constitute a renewal of this Lease for another Term at double the Annual Gross Rent for the last calendar year of the Term. The provisions of this Paragraph shall not limit or in any way impair or waive Landlord's right to possession, right of re-entry or any other right or remedy given hereunder or pursuant to State or federal law.

      7. LANDLORD'S LIEN. Tenant hereby pledges and conveys to Landlord a security interest ("Landlord's Lien") in all of Tenant's furniture, furnishings, goods, chattels and fixtures of every nature, kind and description whatsoever situated upon the Premises as collateral security for tile full all and prompt payment of Monthly Rent and any Additional Rent as and when due and the full and faithful performance of Tenant's covenants herein contained. Tenant also agrees that this Landlord's Lien may be enforced by distress sale, foreclosure, or by any other method, and that any and all costs incurred by Landlord by enforcement of this Landlord's Lien shall be payable to Landlord by Tenant.

      8. MAINTENANCE AND REPAIR. Tenant shall at all times, and at Tenant's expense, maintain the Premises in a clean, orderly, tenantable and sanitary condition, including Building areas of common usage. Tenant shall return the Premises at the end of the Term in good order and repair, and shall be obligated to keep repaired and maintained during the Term (i) any glass windows, doors and door hardware, (ii) interior walls, floor coverings, columns and partitions,
(iii) fixtures, (iv) heating, ventilating and air conditioning appliances, (v) plumbing, electrical and sewage facilities, and (vi) any and all other appurtenances of the Premises. In the event Tenant fails to maintain the Premises as provided for herein Landlord shall have the right , but not the obligation, to perform such maintenance as is required of Tenant in which event Tenant shall reimburse Landlord for its costs in providing such maintenance or repairs together with a ten (10%) percent charge for Landlord's overhead and Tenant shall promptly reimburse Landlord for the amount so billed to Tenant by Landlord. At the end of the Term, Tenant shall pay Landlord for damages to any of the foregoing, whether or not such damages were caused by the act or neglect of Tenant or any person invited or employed by, or under the control of Tenant. Landlord shall not be responsible to make any improvements or repairs to the Premises, and Landlord's sole obligation shall be to keep the Building's roof, walls and foundation structurally sound, except that Landlord shall not be responsible to make any such repairs made necessary by any act or neglect of Tenant or any person invited or employed by, or under the contract of Tenant. Tenant will obtain at its own expense a preventative maintenance contract on its air conditioning system for the term of the Lease, and shall provide a copy of the maintenance agreement to the Landlord.

      9. ACCESS TO PREMISES. Tenant shall permit Landlord, and Landlord's


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agents and independent contractors, during customary business hours or, if
Landlord reasonably deems an emergency situation to exist, at any time, to enter the Premises for (i) the purpose of making inspections and repairs, (ii) removing fixtures, alterations, additions, signs or placards not in conformity with those rules and regulations prescribed by Landlord from time to time, or
(iii) exhibiting the Premises for lease, appraisal, sale or mortgage, which right of Landlord shall include, within one hundred eighty (180) days prior to the end of the Term, the posting of any sign to such effect. If Landlord makes repairs or causes repairs to be made to the Premises, Tenant shall immediately pay to Landlord the costs of same after notice from Landlord.

      10. BUILDING ADDITIONS & ALTERNATIONS. Landlord shall have the absolute right to make changes in and about the Building, including, without limitation, employing electrical submetering or direct metering for the Premises, and build additions to or otherwise alter the Building, without liability to Tenant, provided such alterations do not constitute a constructive eviction of Tenant from the Premises.

11. ASSIGNMENT AND SUBLETTING.

            (a) Tenant shall not voluntarily or involuntarily transfer or assign this Lease or any right under it nor sublet the Premises or any part of the Premises, nor convey, mortgage, pledge, encumber or otherwise grant any interest, privilege or license whatsoever in connection with this Lease or the Premises, except with the prior written consent of Landlord, which consent will not be unreasonably withheld. Consent by Landlord to one or more assignments, sublettings or encumbrances shall not operate as a consent to any subsequent assignment, subletting or encumbrance (Tenant will be charged a $500 administrative fee for each such assignment or sublet), each of which shall require Landlord's separate consent. Any and all other costs incurred in connection with the permitted assignment or subletting of this Lease or the permitted grant of any encumbrance or other interest in connection with this Lease or the Premises shall be paid by the Tenant, which sums shall be added to and become a part of the Additional Rent.

            (b) In the event of a permitted assignment of this Lease, or subletting of the Premises, Tenant shall remain fully liable and shall not be released from Tenant's obligations hereunder should any assignee or subtenant fail to fully and faithfully perform each and every of Tenant's covenants herein contained, including without limitation, the payment of Monthly Rent and any Additional Rent as and when due.

            (c) Any sale or other transfer, or any series of sales or transfers, including by consolidation, merger or reorganization, of a majority of the voting stock of Tenant, if Tenant is a corporation, or any sale or other transfer, or any series of sales or transfers, of a majority of the partnership interests of Tenant, if Tenant is a partnership, shall be an assignment for purposes of this Section 12. As used in this paragraph 12(c), the term


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"Tenant" shall also mean any entity which has guaranteed Tenant's obligations under this Lease, and the prohibition hereof shall be applicable to any sales or transfers of the stock or partnership interests of said guarantor.

            (d) If Landlord consents to a Transfer, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, Monthly Rent, Additional Rent or other consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term). If part of the consideration for such Transfer shall be payable other than in cash, Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord. The percentage of the Transfer Premium due Landlord hereunder shall be paid within the (10) days after Tenant receives any Transfer Premium from the Transferee.

            (e) Notwithstanding any other provision contained in this paragraph concerning Assignment and Subletting of the Premises, Landlord shall have a Right of First Refusal within ten (10) days of it's receipt of executed sublease documents, to cancel Tenant's Lease and take back the Premises, in lieu of agreeing to a sublet or assignment.

            (f) In the event Landlord consents to any assignment of this Lease, or subletting of the Premises, or any renewal of this Lease, or the exercise of any right of first refusal options granted Tenant by Landlord pursuant to this Lease or any amendments thereof, Tenant, assignee or subtenant will he requited to execute the Landlord's then current Standard Lease format.

      12. LIENS BY TENANT. Tenant shall keep the Premises and the real estate of which the Premises forms a part free from any liens arising out of any work performed, materials furnished, or obligations incurred by Tenant. In the event that Tenant shall not, within five (5) days following the imposition of any such lien, cause the same to be released of record by payment or bonding over said Lien, Landlord shall have in addition to all other remedies provided herein and by law, the right but not the obligation to cause the same to be released by such means as it shall deem proper. All sums paid by Landlord and all expenses incurred by it in connection therewith shall automatically create an obligation of Tenant to pay, on demand, an equivalent amount times two to Landlord.

      No work which Landlord permits Tenant to perform shall be deemed to be for the immediate use and benefit of Landlord, and no mechanic's or other lien shall be allowed against the estate of Landlord by reason of its consent to such work.

      13. RULES AND REGULATIONS. Tenant shall abide by and comply with all rules and regulations now or hereinafter prescribed by Landlord for the Building and the Premises which shall be deemed part of this Lease and shall abide by and comply with all


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laws, ordinances and regulations enacted by those governmental entities, whether federal, state or municipal, having jurisdiction over the Building or the Premises. Tenant shall neither permit nor commit any immoral or unlawful practice or act in or upon the Building or the Premises. Tenant shall not permit any noxious, foul or disturbing odors to emanate from the Premises nor use loudspeakers, sound systems, stereos, cassette players, CD players, phonographs, radio broadcasts or the like in a manner so as to be heard outside of the Premises. Landlord shall have no duty to enforce any rules and regulations, or the covenants contained in any other Building lease, as against any other Tenant or occupant of the Building, and Landlord shall not be liable to Tenant for violation of the same or fur any act or omission by any other tenant or occupant of the Building.

14. USE.

            (a) Tenant will use and occupy the Premises for General Office and for no other use or purpose. Tenant shall not suffer or permit the Premises or any part thereof to be used in any other manner, or suffer or permit anything to be done or brought into or kept in the Premises, which would in any way: (i) violate any law or requirement of public authorities; (ii) cause injury to the Building or any part thereof, (iii) interfere with the normal operations of air conditioning, ventilating, plumbing or other mechanical or electrical systems of the Building; (iv) constitute a public or private nuisance; (v) alter the appearance of the exterior of the Building or any portion of the interior other than the Premises pursuant to the provisions of this Lease; or (vi) commit such actions or inactions that generate a direct increase in Landlord's expenses to operate the Building in which the Premises are located, which cannot be fairly allocated amongst other tenants in the Building.

            (b) Tenant shall not make any alterations or additions to the Premises, or install any high voltage or amperage electrical equipment or plumbing apparatus in the Premises, without the prior written consent of Landlord. If Tenant shall require special electrical, plumbing, maintenance or other special services or equipment during the Term, and Landlord consents thereto, Tenant agrees to pay for all installation costs and all expenses incurred in connection with Tenant's use of such special services and equipment.

            (c) At the termination of this Lease, Tenant shall, at Landlord's option, restore the Premises to its "as is" original condition within ten (10) days from Lease Termination. If Tenant fails to do so, Landlord shall charge Tenant for such work and Tenant shall immediately pay such charge upon demand by Landlord.

15. INDEMNITY AND INSURANCE

            (a) Tenant agrees to indemnity, defend and save and hold Landlord, and Landlord's agents, managing agent, independent contractors, successors and assigns,


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harmless against any and all liabilities, losses, costs and expenses (including, without limitation, any and all attorneys' fees and court costs through trial and on appeal) or any death, personal injury or property damage occurring in, on or about the Premises or the Building arising from or in any way connected with any acts, omissions, neglect or fault of Tenant, or any of Tenant's employees, agents, invitees, licensees, representative, successors or assigns, including but not limited to, any Default (hereinafter defined).

            (b) Tenant shall during the Term, at Tenant's sole cost and expense, keep in full force and effect a policy of public liability insurance, including workers compensation coverage, and property damage insurance, with respect to all matters which arise in connection with Tenant's operation of the Premises. The limits of public liability coverage shall not be less than $1,000,000.00 per person and $1,000,00.00 per occurrence, and the property damage liability shall not be less than $250,000.00. The insurance policy or policies shall name Landlord, Landlord's managing agent and Tenant as additional insureds, and shall contain a clause that the insurer will not cancel or change insurance coverage without first giving Landlord twenty (20) days' prior written notice of same. The insurance shall be underwritten by a company or companies approved by Landlord, and a copy of the policy or policies and of the certificate(s) of such insurance and all endorsements or replacements thereof, shall be delivered to Landlord prior to or immediately upon Commencement Date.

            (c) Tenant shall comply, at Tenant's cost and expense, with any and all requirements of the Southern Underwriters' Board and of any federal, State, and municipal government applicable to the Premises for the correction, prevention and abatement of nuisances, unsafe or hazardous conditions, or other grievances arising from Tenant's occupancy of the Premises. Tenant shall also comply in a timely manner with all occupational, professional and licensing requirements applicable to Tenant's use of the Premises.

      Tenant shall promptly comply with any and all fire, emergency and evacuation procedures ordered by safety and regulatory officials having jurisdiction over the Building or the Premises.

            (d) Tenant shall comply with any and all requests made by Landlord's fire or liability insurers with respect to the Building or the Premises, or both, at Tenant's cost and expense. Tenant agrees to pay any increase(s) in Landlord's fire and/or liability insurance premiums over and above the rate in effect immediately prior to the date the Term commences caused by Tenant's use or occupancy of the Premises.

            (e) In no event shall Tenant engage in any business or activity or permit on the Premises any hazardous wastes or any inflammables such us gasoline, turpentine, kerosene, naphtha and benzine, or explosives or any other article of intrinsically dangerous


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nature, and in no event shall Tenant, its agents, employees or invitees bring any such hazardous wastes, flammables or other articles onto the Premises. If by reason of the failure of Tenant to comply with the provisions of this paragraph, any insurance coverage is jeopardized or insurance premiums or other costs are increased, Landlord shall have the option either to terminate this lease or to require Tenant to make immediate payment of the increased costs or insurance premium, as the case may be, and the same shall be deemed Additional Rent due hereunder.

      16. DIRECT CHARGES. Electricity to the Premises shall be individually metered in Tenant's name and Tenant shall pay utility company directly for monthly electricity charges to the Premises. Tenant shall also pay for any special or excessive use of building services (including, but not limited to, utilities, maintenance, cleaning, heating, cooling, and repair services provided by Landlord for the benefit of the Premises or the Building where the Premises are located), including but not limited to, excessive trash removal or water usage, and unusual sewage disposal needs. Landlord shall have the sole and exclusive right to determine if any use of the building services by Tenant is special or excessive.

      17. DAMAGES TO PREMISES. If the Premises, the Building/s or any part thereof is damaged by fire or other casualty, cause or condition whatsoever and Landlord shall determine not to restore said Premises or Building/s, Landlord may, by written notice to Tenant given within sixty (60) days after such damage, terminate this Lease. Such termination shall become effective as of the date of the damage. If this Lease is not terminated as above provided and if the Premises are made partially or wholly untenantable, Landlord, at its expense, shall restore the same with reasonable promptness to the condition in which Landlord furnished the Premises to Tenant at the commencement of the Lease Term as to those items that were provided to the Premises at Landlord's expense without any reimbursement by Tenant. Landlord shall be under no obligation to restore any alteration, improvements or additions to the Premises made by Tenant or paid for by Tenant, including, but not limited to, any of the initial tenant finish done or paid for by Tenant or any subsequent changes, alterations or additions made by Tenant or reimbursed by Tenant.

      If as a result of fire or other casualty, cause or condition whatsoever the Premises are made partially or wholly untenantable and, if Landlord has not given the sixty (60) days notice above provided for and fails within one hundred twenty (120) days after such damage occurs to eliminate substantial interference with Tenant's use of said Premises or substantially to restore said Premises, Tenant may terminate this Lease as of the end of said one hundred twenty (120) days by notice to Landlord given not later than five (5) days after expiration of said one hundred twenty (120) day period. If the Premises are rendered totally untenantable but this Lease is not terminated, all rent shall abate from the date of the fire or other relevant cause or condition until the Premises are ready for occupancy and


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reasonably accessible to Tenant. If a portion of the Premises is untenantable, rent shall be prorated on a per diem basis and apportioned in accordance wit the portion of the Premises which is usable by the Tenant until the damaged part is ready for the Tenant's occupancy. In all cases, due allowance shall be made for reasonable delay caused by adjustment of insurance loss, strikes, labor difficulties or any cause beyond Landlord's reasonable control. For the purposes of this Lease, said Premises shall be considered tenantable so long as and to the extent that the Premises are occupied. In any event, Tenant shall he responsible for the removal, or restoration, when applicable, of all its damaged property and debris from the Premises, upon request by Landlord or else Tenant must reimburse Landlord for the cost of removal.

      18. PERSONAL PROPERTY. Tenant will be solely responsible for security of the Premises and the contents thereof. All of Tenant's personal property placed upon, or moved into the Premises shall be at the sole risk of Tenant, and Landlord shall not be liable (i) for any damage or loss to any such personal property, or to Tenant or any third party, arising from the bursting or leaking of water pipes or theft or misappropriation or from any other act whether by Landlord or by a third person, or (ii) for the negligence of any co-tenant or other occupant(s) of the Premises or of the Building, or of any person whomever, including without limitation, Landlord and Landlord's agents, independent contractors, representatives, successors and assigns.

      19. CONDEMNATION. If all or any portion of the Premises shall be taken, except temporarily, by any condemnation or eminent domain proceedings, this Lease shall terminate on the effective date of the final judicial order of taking. Landlord shall be entitled to all awards for such taking, except that Tenant shall be entitled to make a separate claim at the expense of Tenant against the condemning authority for moving expenses and for damages to permitted fixtures installed in the Premises; provided, however, that any award made to Tenant shall be in addition to, and shall not reduce, any award which Landlord may claim in connection with such taking, and further provided that in no event shall Tenant have any claim for the value of any remaining portion of the Term. If only a part of the Premises shall be condemned, Monthly Rent and Additional Rent shall be apportioned for the remaining tenantable area as determined by Landlord, in Landlord's sole discretion.

      20. LANDLORD'S INABILITY TO PERFORM. If, by reason of inability to obtain and utilize labor, materials or supplies; circumstances directly or indirectly the results of a state of war or national or local emergency; any laws, rules, orders, regulations or requirements of any governmental authority now or hereafter in force; strikes or riots, accident in, damage to or the making of repairs, replacements or improvement to the Premises or any of the equipment thereof; or by reason of any other cause beyond the reasonable control of the Landlord including "Acts of God," Landlord shall be unable to perform or shall be delayed in the performance of any covenant to supply any service, such


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nonperformance or delay in performance shall not render Landlord liable in any respect for damages to either person or property, constitute a total or partial eviction, constructive or otherwise, work an abatement of rent or relieve Tenant from the fulfillment of any covenant or agreement contained in this Lease.

      21. QUIET ENJOYMENT. Upon payment by Tenant of the Monthly Rent and any Additional Rent as and when due, and upon the faithful observance and performance of all of Tenant's covenants herein contained, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord, or by any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to all of the provisions and conditions of this Lease.

      22. SIGNAGE. Tenant at its own expense may provide signage on its doors and on the structure, only in conformity with prescribed building specifications and with the prior written consent of the Landlord. Tenant shall maintain such signage in good condition at all times. No other signs, banners, placards or other advertising shall be permitted. All required regulatory permits must be obtained at Tenant's expense. Landlord reserves the right to change the name or street address of the Property.

      23. CONVEYANCES AND ENCUMBRANCES. Landlord shall have the unrestricted right to convey, transfer, mortgage or otherwise encumber the Premises. This Lease is and at all times shall be automatically by its terms subject and subordinate to all present and future mortgages to which Landlord is a party and which in any way affect the Premises or any interest therein, and to all recastings, renewals, modifications, consolidations, replacements or extensions of any such mortgage(s). Tenant agrees, within seven (7) days of any such request, to execute any and all documents or instruments requested by Landlord or by any mortgagee(s) to evidence the said subordinate condition of this Lease, as the same may have been amended, to any such financing, and certify, when requested by Landlord or by any mortgagee(s), that this Lease is in full force and effect. This statement, commonly referred to as an "estoppel certificate", shall be for the benefit of Landlord, and any purchaser or mortgagee of Landlord. Landlord shall be released from all liability and obligation under this Lease upon the conveyance, assignment or other transfer of this Lease or the Premises.

24. POSSESSION OR OWNERSHIP BY MORTGAGEE' AND TENANT'S ATTORNMENT.

            (a) If any mortgagee comes into possession or ownership of the Premises or of the Building, or acquires Landlord's interest by foreclosure of a mortgage or otherwise, Tenant will attorn to such mortgagee. Tenant will not be entitled to a credit for Monthly Rent or any Additional Rent paid in advance in such event.

            (b) If any mortgagee(s) shall request reasonable modifications to this Lease as a condition to disbursing any monies to be secured by a mortgage encumbering the Premises, Tenant agrees that within seven (7) days after such a request from Landlord, Tenant shall execute and deliver to Landlord an agreement, in form and substance satisfactory to Landlord and to said mortgagee(s), evidencing such modifications; provided, however, that such modifications do not increase Tenant's monetary obligations under this Lease or materially adversely affect Tenant's leasehold interest created by this Lease.

      25. NOTICES. Whenever this Lease requires that notice or demand shall be given or served on either party to this Lease, such notice or demand may be given orally or in writing if given by the Landlord, but must be in writing by Tenant and shall be delivered personally or forwarded by certified or registered mail, return receipt required, addressed as follows:

            Landlord:   Wiles Road Business Center, Ltd.
                        2240 Woolbright Road, Suite 300
                        Boynton Beach, Florida 33426

            Tenant:     Integrated Merchant Services,
                        11336 Wiles Road
                        Coral Springs, FL  33076
            Attn:       Bill Becker

            Copy:

            Attn:

      26. ENTIRE AGREEMENT. This Lease contains the complete and entire agreement between Landlord and Tenant regarding use of the Building and lease of the Premises, and supersedes any and all prior oral and written agreements between Landlord and Tenant regarding such matters. This Lease may be modified only by an agreement in writing signed by both Landlord and Tenant, and no offer of surrender of the Premises by Tenant shall be binding unless accepted by Landlord in a writing signed by Landlord.

      27. BENEFITS; BINDING EFFECT. This Lease shall be binding upon and inure to the benefit of the heirs, legal representatives and successors of Landlord and Tenant, and the assigns of Landlord and permitted assigns of Tenant, and shall be construed and enforced in accordance with the laws of the State of Florida. Venue for any litigation which may arise in connection with this Lease, the Building or the Premises shall be in the county wherein the Premises is located.

      28. SEVERABILITY. If any covenant or provision of this Lease, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Lease or the application of such covenant provision to persons or circumstances (other than those as to which it is held invalid or unenforceable) shall not be affected thereby, and each and every other such covenant and provision of this Lease or portion thereof shall be valid and be enforced to the fullest extent permitted by law.

      29. EVENTS OF DEFAULT. If Tenant shall (i) fail to pay to Landlord as and when due Monthly Rent or any Additional Rent, including but not limited to, late charges, processing fees or other monetary obligations as herein set forth, or
(ii) file a voluntary petition in bankruptcy or reorganization, or make any assignment for the benefit of creditors, or seek any similar relief under any present or future statute, law or regulation relating to relief of debtors, or
(iii) be adjudicated a bankrupt or have any involuntary petition in bankruptcy filed against it, or (iv) abandon or vacate the premises during the Term, or (v) fail to keep and perform any one or more of the covenants and conditions herein contained, then and in any of such events, Tenant will be deemed to be in default under this Lease ("Tenant's Default" or"Default"). If Tenant shall be in Default, Landlord will have any and all rights and remedies which the law of Florida confers upon a Landlord against a Tenant in breach or default of a Lease including, without limitation, thee right to(i) terminate this Lease and bring a lawsuit for Monthly Rent and any Additional Rent then past due, (ii) elect to accelerate the entire unpaid balance of the rent for the Term and bring a lawsuit for the collection of Monthly Rent and any Additional Rent, (iii) take possession of and lease the Premises for the account of Tenant, and (iv) seek all available equitable remedies, including without limitation, injunction. If Landlord elects to terminate this Lease for Tenant's Default and if at such time there remains any unapplied Security Deposit, then Landlord may (without waiver or impairment of Landlord's other remedies for Tenant's Default) retain the Security Deposit as liquidated and agreed upon damages, and Landlord shall also have the further right in such instance to immediate possession of the Premises. Tenant waives, on both a present and prospective basis, any and all defenses to eviction except payment of the full amount of all monies due to Landlord (with acknowledging that it may solely bring a separate action for money damages as redress for liability of Landlord, if any, to the extent provided for by the Lease). All Monthly Rent, Additional Rent or monies due of any nature under a work-out agreement and/or this Lease will not be subject to any set-off, claim or credit by the Tenant, and any claim by Tenant is only separately assertable against Landlord, if assertable at all, with no claim by Tenant being any basis for withholding or delaying payment of any Rent. Landlord's acceptance of any Rent following an event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance or delay by Landlord in asserting its right under this agreement or the Lease will be the waiver of Landlord's right to enforce when Landlord determines to do so.

      30. REMEDIES CUMULATIVE. Landlord's remedies under this Lease are cumulative, and the election of any right or remedy by Landlord shall not be deemed a waiver of any other right or remedy of Landlord under this Lease or otherwise.

      31. ATTORNEYS' FEES AND JURY TRIAL. In the event that it shall become necessary for Landlord or Tenant to employ the services of an attorney to enforce of its rights under this Lease or to collect any sums due to it under this Lease or to remedy the breach of any covenant of this Lease on the part of the other party Tenant regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fee as shall be charged by Landlord's attorney including court and other costs associated with such services the prevailing party in any such action shall be entitled to recover all reasonable attorney's fees and costs which it may have incurred or expended in connection therewith. The Landlord and Tenant hereby expressly waive trial by jury in any action, proceeding or counterclaim brought by either against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises, including, without limitation, any claim of injury or damage. Tenant shall not interpose any counterclaim of any kind in any action or proceeding commenced by Landlord to recover possession of the Premises.

      32. NO WAIVER. The failure of Landlord to insist on the performance or observance by Tenant of any one or more conditions or covenants of this Lease shall not be construed as a waiver or relinquishment of the future performance of any such covenant or condition, and Tenant's obligation with respect to such future performance shall continue in full force and effect.

      33. LANDLORD'S PROPERTY. Tenant shall look solely to Landlord's ownership interest in the Building for the satisfaction of any judgment or decree requiring the payment of money by Landlord, or by Landlord's agents, representatives, successors or assigns, to Tenant, or to any person claiming by or through Tenant, in connection with this Lease, and no other property or asset of Landlord real or personal, tangible or intangible, shall be subject to levy, execution or other enforcement procedure for the satisfaction of any such judgment or decree.

      34. GENDER. The terms Landlord and Tenant as herein contained shall include the singular and/or the plural, the masculine, the feminine, and/or the neuter, the heirs, successors, executors, administrators, personal representatives and/or assigns, wherever and whenever the context so requires or admits.

      35. CAPTIONS. The captions of the various paragraphs of this Lease have been inserted for the purpose of convenience only. Such captions are not a part of this Lease and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions contained in this Lease.

      36. COUNTERPARTS. This Lease may be executed in several counterparts, all of which shall constitute one and the same Lease between Landlord and Tenant.

      37. FORCE MAJEURE. Landlord does not warrant that any of the services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or repair, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or other causes beyond the reasonable control of Landlord. No such interruption or discontinuance of service shall ever be deemed an eviction or a disturbance of Tenant's use, enjoyment and possession of the Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement or reduction of Annual Gross Rent or any Additional Rent or relieve Tenant from the performance of any of Tenant's obligations under this Lease.

      38. BROKERS. Each party represents to the other that they have dealt with no real estate or leasing brokers in conjunction with this Lease except the following broker which broker shall be entitled to a commission from Landlord:

                                       N/A

      Each party agrees and warrants to indemnify and hold harmless the other from any claims of other brokers for payment of fees or charges of any kind including attorneys' fees, in conjunction with this transaction. The foregoing shall survive the end of the Term.

      39. TIME OF THE ESSENCE. Each of Tenant's covenants herein is a condition and time is of the essence with respect to the performance of every provision of this Lease and the strict performance of each shall be a condition precedent Tenant's rights to remain in possession of the Premises or to have this Lease continue in effect.

      40. HAZARDOUS WASTE. Tenant warrants and represents that it will, during the period of its occupancy of the Premises under this Lease, comply with all federal, State and Local laws, regulations and ordinances with respect to the use, storage, treatment, disposal or transportation of Hazardous Substances. Tenant shall indemnify and hold Landlord harmless from and against any claims, fines, judgments, penalties, costs to detect and rectify such condition, liabilities or losses (including, without limitation, reasonable attorneys' fees and costs at trial and on appeal) arising from the breach of the preceding warranty and representation.

      For the purposes of this Paragraph, the term "Hazardous Substances" shall be interpreted broadly to include but not be limited to, substances designated as hazardous under the Resource Conservation and Recover Act, 42 U.S.C. ss.9601, et seg., the Federal Water Pollution Control Act, 33 U.S.C. ss. 1257, et seg., the Clean Air Act, 42 U.S.C. ss.200 1, et seg., or the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. ss.9601, et seg., any applicable State Law or regulation. The term shall also be interpreted to include but not be limited to any substance which after release into the environment and upon exposure, ingestion, inhalation or assimilation, either directly from the environment or directly by ingestion through food chains, will or may reasonably be anticipated to cause death, disease, behavior abnormalities, cancer and/or genetic abnormalities, and oil and petroleum based derivatives.

      The provisions of this Paragraph shall be in addition to any other obligations or liabilities Tenant may have to Landlord at law and equity and shall survive termination of this Lease.

      Tenant shall not store or dispose of any hazardous material or waste in or about the Premises. Tenant shall indemnify and hold Landlord harmless from and against any claims, damages, costs, expenses or actions which arise out of any breach of this provision and such indemnity shall survive the termination of the Lease, except those specifically used in Tenant's business, which use has been disclosed to and approved in writing by Landlord. In such event, Tenant shall
(a) properly dispose of same and shall provide Landlord with a written plan detailing such disposal and (b) during the Term, at Tenant's cost and expense, keep in full force and effect a Hazardous Material Facility License. Tenant shall provide to Landlord a copy of the Hazardous Material Facility License.

      41. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

      42. NO PARTNERSHIP. Nothing contained in this Lease shall constitute or be construed to be or create a partnership, joint venture or any other relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.

      43. RECORDING. Tenant shall not record this Lease or any portion hereof or any reference hereto. If Tenant shall record this Lease, or shall permit or cause this Lease, or any portion hereof or reference hereto be recorded, this Lease shall terminate at Landlord's option or Landlord may declare default hereunder and pursue any and all of its remedies provided in this Lease.

Executed as of the date above first-written.

Signed and delivered in presence of:
(Two witnesses required)


                                    LANDLORD:

_________________________________   By:_________________________________
                                          Wiles Road Business Center, Ltd.
_________________________________
      (As to Landlord)


                                    CORPORATE TENANT:

_________________________________   By:  ________________________________

_________________________________   _____________________________________
      (As To Tenant)                Print Name


                                    NON CORPORATE TENANT:

_________________________________   By:  _________________________________

_________________________________   ______________________________________
      (As To Tenant)                Print Name

                           WILES ROAD BUSINESS CENTER

                                   EXHIBIT"A"

                       Addendum No. One to Lease Agreement


THIS ADDENDUM TO LEASE AGREEMENT is made and entered into as of the 6th day of July 1999 by and between Wiles Road Business Center, Ltd. ("Landlord") and Integrated Merchant Services. Inc. ("Tenant").

                                   WITNESSETH

WHEREAS, Landlord and Tenant are entering into a certain Lease agreement (the "Lease"), simultaneously with the execution of this Addendum, under which Landlord leases to Tenant and Tenant leases from Landlord approximately 2,033 rentable square feet at the Wiles Road Business Center, 11336 Wiles Road, Coral Springs, FL 33065.

Landlord and Tenant desire this Addendum to form a part of the Lease. Except as modified below, all other terms, provisions, and conditions of the Lease shall remain unchanged.

1) Landlord will allow Integrated Merchant Services, Inc. to lease 11340 & 11342 Wiles Road, located within the Wiles Road Business Center, which consists of 2,725 rentable square feet, in "AS IS" condition, for a term of ninety (90) days, commencing on July 1, 1999, at a flat rate of $600.00 per mouth plus sales tax. This agreement is cancelable by Landlord with thirty (30) days written notice to Tenant.

2) Tenant shall be responsible to maintain insurance coverage on 11340 & 11342 Wiles Road in accordance with paragraph 15(b) of the Lease Agreement.

3) Tenant shall be responsible for all telephone and electricity charges in connection with conducting business in 11340 & 11342 Wiles Road.

IN WITNESS WHEREOF, Landlord and Tenant having duly executed this Addendum No. 1 to Lease Agreement as of the day and year first above written, each acknowledges receipt of an executed original hereof.


Witnesses:                          LANDLORD:
                                    Wiles Road Business Center, Ltd.

_____________________________       By:__________________________________

_____________________________
(As to Landlord)


Witnesses:                          TENANT:

_________________________________   By:___________________________________

_________________________________   ______________________________________
(As to Tenant)                      Print Name